THIS NOTE HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY APPLICABLE STATE LAW, AND MAY NOT BE SOLD, OFFERED FOR SALE, DISTRIBUTED, ASSIGNED, OFFERED, PLEDGED OR OTHERWISE TRANSFERRED UNLESS (A) THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE, OR FOREIGN SECURITIES LAWS COVERING ANY SUCH TRANSACTION OR (B) SUCH TRANSACTION IS EXEMPT FROM REGISTRATION.

COMMERCIAL TERM NOTE

$650,000.00	June 29, 2011
Rochester, New York

1.       Promise to Pay.

In the manner hereinafter specified, the undersigned ("Maker" or “Borrower”) unconditionally promises to pay to the order of Neil Neuman (along with his successors and assigns referred to as "Lender") the principal sum of SIX HUNDRED FIFTY THOUSAND DOLLARS ($650,000.00), together with interest thereon at the Applicable Interest Rate (defined below) from the date hereof until payment in full (computed on the basis of the actual number of days elapsed over a year of 360 days).

2.       Interest and Principal Payments.

                                a.   The Applicable Interest Rate shall be equal to 6.5%.

b.   Principal and Interest Payments.  The Principal Balance and interest shall be due and payable in accordance with Schedule A, in forty-eight (48) equal monthly installments commencing on August 1, 2011, and continuing on the same day of each month thereafter with a final payment of $100,000 on August 1, 2015.

3.       Application of Payments and Prepayment.

Prepayment.  Maker may prepay the principal balance prior to maturity at any time without penalty.

All payments by Maker hereunder shall be applied first to outstanding late and other charges, then to accrued interest, then to Principal currently due, the balance to prepayment of Principal. No prepayment of less than the full unpaid balance shall relieve Maker of his obligation to pay his next installment hereunder.

4.       Late Payment.

Maker shall pay to the Lender a late charge of five percent (5%) of any installment not received by the Lender within ten (10) days after such installment is due.

5.       Collateral.

The Commercial Term Note is secured by all of the machinery and equipment of Plastic Printing Professionals, Inc. (d/b/a DSS Plastics Group) (the “Collateral”), a 100% owned subsidiary of Document Security Systems, Inc.

6.           Usury.  All agreements between the Borrower and the Lender are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of acceleration of maturity of the indebtedness evidenced hereby or otherwise, shall the amount paid or agreed to be paid to the Lender for the use, forbearance, or detention of the indebtedness evidenced hereby exceed the maximum permissible amount under applicable law. If, from any circumstance whatsoever, fulfillment of any provision hereof at the time performance of such provision shall be due shall involve transcending the limit of validity prescribed by law, the obligation to be fulfilled shall automatically be reduced to the limit of such validity, and if from any circumstances the Lender should ever receive as interest an amount which would exceed the highest lawful rate, such amount which would be excessive interest shall be applied to the reduction of the principal balance evidenced hereby and not to the payment of interest, and, if the principal amount of this Note has been paid in full, shall be refunded to the Borrower.

7           Replacement of Note. If this Note is mutilated, lost, stolen or destroyed, the Borrower shall issue or cause to be issued in exchange and substitution for and upon cancellation hereof, or in lieu of and substitution for this Note, a new Note, but only upon receipt of evidence reasonably satisfactory to the Borrower of such loss, theft or destruction and customary and reasonable bond or indemnity, if requested.

8.           Events of Default.  The following constitute an event of default (“Event of Default”):

a.           Borrower fails to pay any of its material liabilities, obligations, and indebtedness to Lender and said failure continues for a period of thirty (30) days after written notice of same from the Lender to the Borrower;

b.           Any warranty or representation now or hereafter made by the Borrower in connection with this Note is untrue or incorrect in any material respect, or any schedule, certificate, statement, report, financial data, notice, or writing furnished at any time by the Borrower to the Lender is untrue or incorrect in any material respect, on the date as of which the facts set forth therein are stated or certified;

c.           A proceeding under any bankruptcy, reorganization, arrangement of debt, insolvency, readjustment of debt or receivership law or statute is filed against Borrower which is not dismissed within sixty (60) days of its filing, or a proceeding under any bankruptcy, reorganization, arrangement of debt, insolvency, readjustment of debt or receivership law or statute is filed by Borrower or the Borrower makes an assignment for the benefit of creditors or Borrower takes any corporate action to authorize any of the foregoing;

d.           Borrower voluntarily or involuntarily dissolves or is dissolved, terminates or is terminated; or

e.           Borrower becomes insolvent or fails generally to pay its debts as they become due, and said failure continues for a period of thirty (30) days after written notice of same from the Lender to the Borrower.

9.           Purpose.  The  Commercial Term Note proceeds shall be used by the Borrower for payment in full of the Credit Agreement between Document Security Systems, Inc. and Fagenson & Co. Inc. as Agent For Lenders, dated January 4, 2008.

10.           Miscellaneous.

a.           Authority and Enforceability; Etc. The Borrower hereby represents and warrants to the Lender that:

i.           it has full power and authority and has taken or shall take all required corporate and other action necessary to permit it to execute, deliver, and perform all of its obligations contained in this Note, and any other documents or instruments delivered in connection herewith, and to borrow hereunder, and such actions to the best of its knowledge will not violate any provision of law applicable to, or the organizational documents of, the Borrower, or result in the breach of or constitute a default under any material agreement or instrument to which the Borrower is a party or by which it is bound, which default has not been waived in writing on or prior to the date hereof;

ii.           this Note has been duly authorized and validly executed by and is the valid and binding obligation of the Borrower enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, or other laws affecting creditors’ rights and remedies generally, and by general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law); and

iii.           neither the execution and delivery by the Borrower of this Note, nor the performance by the Borrower of its obligations hereunder, requires the consent, approval or authorization of any person or governmental authority, which consent, approval, or authorization has not been obtained.

b.           Notices. All notices to any party required or permitted hereunder shall be in writing and shall be sent to the address or facsimile number set forth for such party as follows:

i.            If to the Lender:

Mr. Neil Neuman
16 Woodwind Lane
New Hempstead, NY 10977

ii.           If to Document Security Systems, Inc.:

Document Security Systems, Inc.
28 East Main Street, Suite 1525
Rochester, NY 14614
Attention: Chief Financial Officer

ii          If to Plastic Printing Professionals, Inc.:

Plastic Printing Professionals Inc.
c/o Document Security Systems, Inc.
28 East Main Street, Suite 1525
Rochester, NY 14614
Attention: Chief Financial Officer

Any such notice shall be deemed effectively given (i) upon personal delivery to the party to be notified; (ii) when sent by confirmed facsimile if sent during normal business hours of the recipient, if not, then on the next business day; (iii) three days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (iv) one day after deposit with a recognized national overnight courier, specifying next day delivery.

c.           Waiver. No failure to exercise, and no delay in exercising, on the part of the Lender, any right, power, or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power, or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power, or privilege. The rights and remedies herein provided are cumulative and not exclusive of any rights or remedies provided by law.

d.           Amendments. Any term, covenant, or condition of this Note may be amended or waived only by written consent of the Borrower and the Lender.

e.           Expenses. Any reasonable expense incurred by the Lender (including, without limitation, reasonable attorneys’ fees and disbursements) in connection with the administration or enforcement of this Note and any other document executed by the Borrower in connection with the obligations of Borrower hereunder or any amendment hereto or thereto, or the exercise of any right or remedy upon the occurrence of an Event of Default, including, without limitation, the recording and filing fees to perfect the liens granted under any related UCC filings and the costs of collection and reasonable attorneys’ fees and expenses, shall be paid by the Borrower within 15 days of receiving written notice thereof from the Lender. Any such expense incurred by the Lender and not timely paid by the Borrower shall be added to the other obligations hereunder and shall earn interest at the same rate per annum as the principal hereunder.

f.           Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of New York without giving effect to any conflict or choice of laws principles.

g.           Transfer; Successors and Assigns. The terms and conditions of this Note shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. This Note shall not be assignable by any Lender without the prior written consent of the Borrower, provided that the Lender may assign or transfer any of its rights, privileges, or obligations set forth in, arising under, or created by this Agreement to any entity controlled by, controlling or under common control with the Lender. The Borrower may not assign this Note without prior written consent of the Lender, provided that the Borrower may assign this Note to any successor of all or substantially all of its assets or business, or any entity surviving the merger, combination or consolidation with the Borrower.

h.           Entire Agreement. This Note, the attached Schedule, and any other agreement or instrument entered into in connection herewith contains the entire agreement of the Borrower and the Lender with respect to the subject matter hereof.

i.           Confidentiality. In addition to separate confidentiality agreement, if any, the Lender will at all times keep confidential and not divulge, use or make accessible to anyone the terms and conditions of this Agreement and the transactions described herein, and any non-public material information concerning or relating to the business or financial affairs of the Borrower to which such party has been or will become privy relating to this Agreement, except to its employees and advisors in such capacity, as required to perform its obligations hereunder, if required by law or rules of the Securities and Exchange Commission or any stock exchange on which its or its parent’s securities are listed, or with the prior written consent of the Borrower.

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IN WITNESS WHEREOF, the undersigned have caused this Commercial Term Note to be executed as of the day and year first above written.

PLASTIC PRINTING PROFESSIONALS, INC.

By:	/s/ Philip Jones
Name: Philip Jones Title: Secretary

DOCUMENT SECURITY SYSTEMS, INC.

By:	/s/ Patrick White
Name: Patrick White Title: Chief Executive Officer

Neil Neuman (Lender)

By:	/s/ Neil Neuman